                                                                 Exhibit 3.2


                                   PEARSON PLC






                    ==========================================

                             ARTICLES OF ASSOCIATION

                     INCORPORATING AMENDMENTS MADE UP TO AND
                              INCLUDING 2 MAY 1997

                    ==========================================



                                    CONTENTS

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                                                                                                   PAGE
PRELIMINARY..........................................................................................1

SHARE CAPITAL........................................................................................3

CAPITAL..............................................................................................3

VARIATION OF RIGHTS..................................................................................3

SHARES...............................................................................................3

CERTIFICATES.........................................................................................5

CALLS ON SHARES......................................................................................6

LIEN.................................................................................................7

FORFEITURE OF SHARES.................................................................................8

TRANSFER OF SHARES...................................................................................9

TRANSMISSION OF SHARES..............................................................................10

STOCK...............................................................................................12

CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF SHARES..............................................13

INCREASE AND REDUCTION OF CAPITAL...................................................................14

REDEEMABLE SHARES...................................................................................14

MEETINGS OF MEMBERS.................................................................................14

GENERAL MEETINGS....................................................................................14

NOTICE OF GENERAL MEETINGS..........................................................................14

PROCEEDINGS AT GENERAL MEETINGS.....................................................................15

VOTES OF MEMBERS....................................................................................17

DIRECTORS...........................................................................................19

NUMBER AND APPOINTMENT OF DIRECTORS.................................................................19

QUALIFICATION AND REMUNERATION OF DIRECTORS.........................................................20


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

                                                                                                   PAGE
POWERS OF DIRECTORS.................................................................................20

BORROWING...........................................................................................22

PROCEEDINGS OF THE BOARD............................................................................25

MINUTES.............................................................................................27

DISQUALIFICATION OF DIRECTORS.......................................................................27

RETIREMENT AND REMOVAL OF DIRECTORS.................................................................30

MANAGING DIRECTOR AND EXECUTIVE DIRECTORS...........................................................31

ALTERNATE DIRECTORS.................................................................................32

SECRETARY...........................................................................................33

THE SEAL............................................................................................33

ACCOUNTS AND DIVIDENDS..............................................................................34

AUDIT...............................................................................................34

DIVIDENDS AND RESERVES..............................................................................35

CAPITALISATION OF PROFITS...........................................................................40

NOTICES.............................................................................................41

WINDING UP..........................................................................................43

INDEMNITY...........................................................................................43

DISCOVERY...........................................................................................43

DESTRUCTION OF DOCUMENTS............................................................................44

UNTRACED SHAREHOLDERS...............................................................................44

INDEX TO ARTICLES OF ASSOCIATION....................................................................46


THE COMPANIES ACT 1985                                 COMPANY LIMITED BY SHARES


                             ARTICLES OF ASSOCIATION

                                       OF

                                   PEARSON PLC

                      -------------------------------------

Adopted by special resolution passed on 2nd May 1986 and amended by special resolutions passed on 11th May 1990, 10 May 1991 and 3 May 1996.

                                   PRELIMINARY

1. The regulations in Table A in the First Schedule to the Companies Act 1862 shall not apply to the Company.

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

                                    MEANINGS

THE STATUTES:                     The Companies Act 1985 or any statutory
                                  re-enactment or modification thereof for the time being in force concerning companies and affecting the Company; and any reference to any section or provision of the Statutes shall be deemed to include a reference to any statutory re-enactment or modification thereof for the time being in force.

THESE ARTICLES:                   These Articles of Association, as originally
                                  adopted, as from time to time altered by special resolution.

THE OFFICE:                       The Registered Office of the Company.

THE SEAL:                         The Common Seal of the Company.

SHARE WARRANT:                    A warrant to bearer in respect of shares of
                                  the Company issued by the Company.

SECURITIES SEAL:                  An official seal kept by the Company by virtue
                                  of Section 40 of the Companies Act 1985.

TRANSFER OFFICE:                  The place where the register of members is
                                  situated for the time being.

THE UNITED KINGDOM:               Great Britain and Northern Ireland.

THE DIRECTORS:                    The Directors for the time being of the
                                  Company.

THE BOARD:                        The Directors or any of them acting as the
                                  Board of Directors of the Company.

THE AUDITORS:                     The auditors for the time being of the
                                  Company.

THE REGISTER:                     The Register of Members of the Company.

PAID UP:                          Includes credited as paid up.

DIVIDEND:                         Includes bonus.

YEAR:                             Year from 1st January to 31st December
                                  inclusive.

MONTH:                            Calendar month.

IN WRITING:                       Written, or produced by any visible substitute
                                  for writing, or partly one and partly another

CLEAR DAYS:                       In relation to the period of a notice,
                                  means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

The expressions "debenture", and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder" and the words "shareholder" and "holder" shall, subject as provided in these Articles, and unless the context otherwise requires, include the bearer of any share warrant. The expression "Secretary" shall include a temporary, deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary.

Words denoting the singular number only shall include the plural number and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons only shall include corporations.

Save as aforesaid any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                  SHARE CAPITAL

                                     CAPITAL

3. The share capital of the Company is L209,500,000 divided into 838,000,000 Ordinary Shares of 25p each ("Ordinary Shares").

                               VARIATION OF RIGHTS

4. Whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), either with the consent in writing of the holders of three-fourths of the issued shares of the class, or with the sanction of an extraordinary resolution passed at a separate meeting of such holders (but not otherwise) be varied or abrogated, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up. To every such separate meeting all the provisions of these Articles relating to general meetings or to the proceedings thereat shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those of such holders who are present in person or by proxy shall be a quorum), and that the holders of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them respectively.

5. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not, unless otherwise expressly provided by these Articles or the conditions of issue of such shares, be deemed to be modified by the creation or issue of further shares ranking pari passu therewith.

                                     SHARES

6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

7. Subject to any resolution of the Company in general meeting all unissued shares shall be at the disposal of the Board and the Board may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as it thinks proper, but so that no share shall be issued at a discount except in accordance with the Statutes. This power shall not apply to redeemable shares to which the provisions of Article 49 shall instead apply.

8. In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in another. The Company may also on any issue of shares pay such brokerage as may be lawful.

9. Subject to and in accordance with the provisions of the Statutes and to sanction by an extraordinary resolution passed at a separate class meeting of the holders of any class of convertible shares, the Company is authorised to purchase its own shares (including any redeemable shares).

10. Except as required by law no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

11.1 If at any time the Board is satisfied that any member or other person appearing to be interested in any shares in the capital of the Company has failed within fourteen days to comply with a notice given to that person by the Company pursuant to section 212 of the Companies Act 1985 (or under any other statutory provisions for the time being in force enabling the Company by notice in writing to require any person to give any information regarding those shares) whether or not required to comply by law or has, in purported compliance with such a notice, made a statement which is false in a material particular, then the Board may serve notice in writing on any member holding shares in relation to which the Board has determined or become aware that such a default has occurred. Any such notice (hereinafter referred to as a "Default Notice") shall specify the nature of the default, the number of shares concerned and the steps to be taken to remedy such default. For the purposes of this Article, a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 212 of the Companies Act 1985 which fails to the satisfaction of the Board to establish the identities of those interested in the shares and if (after taking account of the said notification under the said section 212 and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

11.2 After the service of a Default Notice or, if later, the time specified therein, until such time as the member or other person on whom the Default Notice was served has complied in full with the notice given pursuant to section 212 or any other statutory provision as aforesaid (when the Board shall serve a further notice on the member or other person concerned stating that the default has been remedied), that member shall not be entitled to attend or vote at any general meeting, either personally or by proxy, or at a separate meeting of the holders of a class of shares or on a poll in respect of any share specified in the Default Notice.

11.2A Where the shares represented in the Default Notice represent at least 1/4 of one per cent. in nominal value of the issued shares of their class, then the Default Notice may additionally direct that in respect of such shares: (i) no payment shall be made by way of dividend (including shares issued in lieu of dividend) and (ii) no transfer shall be registered unless: the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer or the transfer is an approved transfer."

11.2B A transfer of shares is an approved transfer if:

                 (i) it is a transfer of shares pursuant to acceptance of a takeover offer (within the meaning of section 428(1) of the Act);

                 (ii) the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

                 (iii) the transfer results from a sale made through a
                       recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

11.3 The Board shall cause to be noted in the Register against the member upon whom a Default Notice has been served, details of the Default Notice and the number of shares specified therein and shall cause a further note to be entered in the Register recording that the default complained of has been remedied upon service of any further notice under paragraph (2) of this Article.

11.4 Any notice served by the Board pursuant to this Article shall be conclusive against the member concerned and its validity shall not be questioned by any person.

                                  CERTIFICATES

12.1 Every person whose name is entered as a member in the Register (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate in respect of each class of shares held by him, or, with the consent of the Board and upon payment of such sum (if any) for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares except that shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.

12.2 Every certificate shall be under the Seal or under the official seal kept by the Company by virtue of the Statutes and shall specify the shares to which it relates and the amount paid up thereon. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of shares so held, and delivery of a certificate for a share to one of several joint holders shall be deemed sufficient delivery to all.

13. If a share certificate is worn out, defaced, lost or destroyed it may be renewed without charge on such terms (if any) as to evidence and indemnity as the Board thinks fit, and in the case of defacement or wearing-out, on delivery up to the Company of the old certificate. The person availing himself of the provisions of this Article shall pay to the Company all exceptional out of pocket expenses incident to the investigation of evidence and the preparation of the requisite form of indemnity as aforesaid.

                                 CALLS ON SHARES

14. The Board may from time to time (subject to any terms upon which any shares may have been issued) make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), provided that (subject as otherwise fixed by the terms of issue) no call on any share shall be payable at less than fourteen clear days from the last call; and each member shall (subject to receiving at least fourteen clear days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked in whole or in part and payment of a call may be postponed in whole or in part by the Board.

15. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed, and may be made payable by instalments.

16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as may be fixed by the terms of allotment of the share or, if no rate is so fixed, at the appropriate rate (as defined by the Statutes); but the Board shall be at liberty to waive payment of such interest wholly or in part.

18. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

19. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment.

20. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (if any) not exceeding (unless the Company in general meeting shall otherwise direct) the appropriate rate (as defined by the Statutes) as may be agreed upon between the Board and such member.

                                      LIEN

21. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys whether presently payable or not, called or payable at a fixed time in respect of that share; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien (if any) on a share shall extend to all dividends and other moneys payable thereon.

22. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled by reason of death or bankruptcy to the share.

23. For giving effect to any such sale, the Board may authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser thereof the transferee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

24. The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to sale) be paid to the person entitled to the shares at the time of the sale.

                              FORFEITURE OF SHARES

25. If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

26. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.

27. If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

28. A forfeited share may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board thinks fit, and at any time before sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. The Board may authorise some person to transfer a forfeited share to any person as aforesaid.

29. A member any of whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at such rate as the Board shall think fit (or, if no rate is determined, at the appropriate rate as defined by the Statutes) from the date of forfeiture until payment, but the Board shall be at liberty to waive payment of such interest wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or of any consideration received on their disposal and his liability shall cease if and when the Company shall have received payment in full of all moneys in respect of the shares.

30. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, any share so surrendered shall be treated as if it had been forfeited.

31. A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share has been duly forfeited or surrendered on a date stated in the declaration shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof shall constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder thereof, and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

32. All transfers of shares shall be effected by transfer in writing in the usual common form or in such other form as the Board may approve.

33. The instrument of transfer of a share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Registration of any instrument of transfer or other document relating to or affecting the title to any share in the Company does not require the payment of any fee, provided that in the case of a partly paid share the instrument of transfer shall also be executed by or on behalf of the transferee.

34. The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of shares which are not fully paid, provided the exercise of such discretion does not prevent dealings in the shares from taking place on an open and proper basis.

35. The Board may also refuse to register any instrument of transfer, if:

(a) the instrument of transfer is not lodged, duly stamped, at the Office or at such other place as the Board may appoint or is not accompanied by the certificate of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; or

(b) the instrument of transfer is in respect of more than one class of share; or

(c)      in the case of a transfer to joint holders, they exceed four in number.

36. If the Board refuses to register a transfer, it shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

37. The Register may be closed at such times and for such period as the Board may from time to time determine, provided that it shall not be closed for more than thirty days in any year.

                             TRANSMISSION OF SHARES

38. In the case of the death of a member, the survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to a share held by him, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share held by him jointly.

39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may from time to time be properly required by the Board, and subject as hereinafter provided, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.

40. If the person so becoming entitled shall elect to be registered himself he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing to his nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

41. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, subject to the requirements of Article 141, be entitled to receive and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not be entitled to receive notices of or to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he shall have become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty' days the Board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

41.(A) The following provisions shall apply to share warrants:

(a) The Company with respect to fully-paid shares may issue share warrants stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrants.

(b) A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto. Each share warrant shall be issued under the Seal or under the Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory.

(c) The Directors shall be at liberty to accept a certificate (in such form and from such person as the Directors may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to all or some of the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Transfer Office (or at any other place specified from time to time by the Directors) as equivalent to the deposit there of the share warrant, and may inter alia allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.

(d) The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed provided that no new share warrant may be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original share warrant has been destroyed, upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

(e) Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Transfer Office (or at such other place as the Directors may from time to time appoint) and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of forty-eight hours from the time of deposit and be entitled to be given any notices by the Company which are to be given, after the expiration of forty-eight hours from the time of such deposit, to holders of shares of that class, as if his name were inserted in the Register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at the Transfer Office (or such other place as aforesaid), the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the Directors may require specifying inter alia the share warrant and the number of shares included therein, and shall have lodged the same at the Transfer Office (or such other place as aforesaid) not less than forty-eight hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(f) Subject as otherwise expressly provided in these Articles or by the terms of issue of any shares or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the

         Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

                                      STOCK

42. The Company may from time to time by ordinary resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.

43. The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

44. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and in assets on a winding up) shall be conferred by any such aliquot part of stock as would not, if existing in shares, have conferred such privilege or advantage.

45. All the provisions of these Articles applicable to paid up shares shall apply to stock, and the words "share" and "member" shall be construed accordingly.

             CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF SHARES

46.      The Company may from time to time by ordinary resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares and authorise the Board to make such provisions as it thinks fit for the case of any fractions arising in the course of such consolidation and division, but so that the Board shall not be permitted to provide for the sale of shares representing actions except on terms that the net proceeds are distributed among the members in respect of whose shares the fractions arise. In giving effect to any such sale (which may be to any person including, subject to the

         Statutes, the Company), the Board may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the transfer;

(b) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Statutes and so that the resolution whereby any share is sub-divided may determine that as between the holders of the resulting shares, one or more of such shares shall have any preference or special advantage as regards dividend, capital, voting or otherwise, over, or may have any defined rights or be subject to any restrictions as compared with, the other or others but so that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each share resulting from the sub-division shall be the same as it was in the case of the share from which such shares were derived;

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

                        INCREASE AND REDUCTION OF CAPITAL

47. The Company may from time to time by ordinary resolution increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe.

48. Subject to the consents and incidents required by the Statutes, the Company may by special resolution reduce its share capital, its capital redemption reserve fund and any share premium account in any way.

                                REDEEMABLE SHARES

49. Subject to the provisions of the Statutes, any shares may be issued on terms that they are, or at the option of the Company or the shareholder are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

                               MEETINGS OF MEMBERS

                                GENERAL MEETINGS

50. In every year the Company shall in addition to any other meetings in that year hold a general meeting as its annual general meeting, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

51. The Board may call an extraordinary general meeting whenever it thinks fit, and, on the requisition of members in accordance with the Statutes, it shall forthwith convene an extraordinary general meeting. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

                           NOTICE OF GENERAL MEETINGS

52. Fourteen clear days' notice at the least, or, in the case of an annual general meeting or a meeting convened to pass a special resolution, twenty-one clear days' notice at the least shall be given in manner hereinafter mentioned to such members as are, under the provisions herein contained, entitled to receive notices from the Company and also to each of the Directors and to the Auditors.

53. Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. Every notice convening an annual general meeting shall specify the meeting as such and every notice convening a meeting to pass a special or extraordinary resolution shall also specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy and that such proxy need not be a member.

54. The accidental omission to give notice of any meeting, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person, shall not invalidate the proceedings at the meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

55. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of sanctioning or declaring dividends, the consideration of the accounts and balance sheet, the ordinary reports of the Board and Auditors and any other documents required to be annexed to the balance sheet, the appointment or election of Directors in the place of those retiring by rotation or otherwise and the appointment or re appointment of and the fixing of the remuneration of the Auditors, and the renewal, limitation, extension, variation or grant of any authority of or to the Board, pursuant to the Statutes, to allot securities.

56. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Three members present in Person and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present if represented by its representative duly authorised in accordance with Article 67.

57. If within fifteen minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such time and place as may be fixed by the Chairman, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the members present in person or by proxy shall be a quorum.

58. The Chairman (if any) of the Board or in his absence the Deputy Chairman or some other Director nominated by the Board shall preside as Chairman at every general meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman, the Deputy Chairman nor such other Director (if any) be present within ten minutes after the time fixed for holding the meeting or be willing to act as Chairman, the Directors present shall choose one of their number to be Chairman, or if no Director is present, or if all the Directors present decline to take the chair, the members present shall choose one of their number to be Chairman.

59. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more or for an indefinite period, notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a) by the Chairman; or

(b) by at least three members present in person or by proxy and entitled to vote; or

(c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute books, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61. If a poll is duly demanded, it shall be taken in such manner as the Chairman may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of a poll.

62. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs, but in any case not more than twenty-eight days after the meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

63. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a further or casting vote in addition to the votes to which he may be entitled as a member or as a representative or proxy of a member.

64. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the conclusion of the meeting or the date fixed for the taking of the poll. If a demand is withdrawn before the conclusion of the meeting the Chairman of the meeting or other members entitled may himself or themselves demand a poll. A demand for a poll which is withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

                                VOTES OF MEMBERS

65. Subject to any terms upon which any shares may be issued or may from time to time be held, every member (whether an individual or a corporation) present in person shall have one vote on a show of hands, and on a poll every member (whether an individual or a corporation) present in person or by proxy shall have one vote for every 25 pence of nominal share capital of which he is the holder.

66. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

67. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any general meeting, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. Any person so authorised may be required at any general meeting which such person attends to produce evidence of such authority in a form reasonably satisfactory to the Board.

68. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy provided that such evidence as the Board may require of the authority of such person shall have been deposited at the Office, or at such other place as is specified in accordance with the Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

69. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

70. No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

71. On a poll votes may be given personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

72. Proxy forms shall be sent by the Company to all persons entitled to notice of and to attend and vote at any general meeting and such proxy forms shall be in any usual or common form or any other form which the Directors shall from time to time approve. The instrument of proxy shall be in writing under the hand of the appointor or his attorney, or, if such appointor be a corporation, under its common seal, or the hand of a duly authorised officer or attorney, but the execution of such instrument need not be attested.

73. Any person may be appointed a proxy whether a member of the Company or not.

74. The instrument of proxy and the power of attorney or other written authority (if any) under which it is signed, or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 or any statutory re-enactment or modification thereof for the time being in force, or in some other way approved by the Board, of such power or written authority, shall be deposited at the Office (or at such other place as shall be specified in the notice of meeting or the proxy form accompanying such notice) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll taken more than forty-eight hours after it is demanded, shall be deposited as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll, or, where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, shall be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or the Secretary or to any Director and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution.

75. A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous death or incapacity of the principal, or revocation of the instrument of proxy or authorisation or of the authority under which the instrument of proxy was executed provided that no notice in writing of such death, incapacity or revocation shall have been received by the Company at the Office (or such other place at which the instrument of proxy was duly deposited) before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

                                    DIRECTORS

                       NUMBER AND APPOINTMENT OF DIRECTORS

76. Unless and until otherwise from time to time determined by an ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two in number.

77. The Board shall have power at any time, and from time to time, to appoint any other person who is willing to act to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re appointment but shall not be taken into account in determining the Directors to retire by rotation at such meeting under the provisions on their behalf contained in these Articles.

78. The continuing Directors, or a sole continuing Director, may act notwithstanding any vacancies in the Board, but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

79. Except as otherwise authorised by the Statutes, the election or appointment of any person proposed as a Director shall be effected by a separate resolution and a single resolution purporting to elect or appoint two or more persons to be Directors shall be ineffective and void.

80. No person other than a Director retiring at the meeting shall, unless recommended by the Board for election, be eligible for the office of a Director at any general meeting, unless not less than seven not more than forty two days before the day appointed for the meeting there shall have been given to the Secretary notice in writing by some member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

                   QUALIFICATION AND REMUNERATION OF DIRECTORS

81. Unless and until otherwise determined by the Company in general meeting, the Directors shall not be required to hold any share qualification.

82. The Directors shall be paid out of the funds of the Company by way of remuneration for their services an aggregate sum up to a maximum of L300,000* or such other sums as the Company may from time to time by ordinary resolution determine. Such remuneration shall be divided among them in such proportion and manner as the Directors may determine. Subject as aforesaid, a Director holding office for part only of a year shall be entitled to a proportionate part of a full year's remuneration. The Directors shall also be entitled to be repaid by the Company all such reasonable travelling (including hotel and incidental) expenses as they may incur in attending meetings of the Board, or of committees of the Board, or general meetings, or which they may otherwise properly incur in or about the business of the Company.

83. Any Director who by request performs special services or goes or resides abroad for any purposes of the Company may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

                               POWERS OF DIRECTORS

84. The business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not by the Statutes or by these Articles or by any directions given by the Company from time to time by special resolution required to be exercised by the Company in general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

85. The Board may establish any local or special boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or special boards or to be managers or agents, and may fix their remuneration, and may delegate to any local or special board, manager or agent any of the powers, authorities and discretions vested in the Board (other than the powers to borrow and make calls) with power to sub-delegate, and may authorise the members of any local or special board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the



--------------------------------------------------------------------------------
*  Increased to L250,000 by an ordinary resolution passed on 11 May 1990

*  Increased to L300,000 by an ordinary resolution passed on 3 May 1996

Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

86.(1) The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident or superannuation funds for the benefit of and give or procure the giving of pensions, allowances, gratuities or bonuses to any persons who are or were at any time in the employment, or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such subsidiary company, or of any business acquired by the Company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons. Any Director shall be entitled to participate in and retain for his own benefit any such pension, allowance, gratuity or bonus and may vote in favour of the exercise of any of the powers aforesaid notwithstanding that he is or may become interested therein.

(2) Pursuant to section 719 of the Companies Act 1985, the Board are hereby authorised to make such provision as may seem appropriate for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in all respects in accordance with the said section.

87. The Board may from time to time by power of attorney under the Seal appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as it determines, including authority for the agent to delegate all or any of his powers.

88. The Board may from time to time make and vary such regulations as it thinks fit respecting the keeping of dominion registers of members pursuant to the Statutes.

89. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

                                    BORROWING

90.1 Subject as hereinafter provided the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

90.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Company and/or any of its relevant subsidiaries (exclusive of moneys borrowed by the Company from and for the time being owing to any such relevant subsidiary, or by any such relevant subsidiary from and for the time being owing to the Company or another such relevant subsidiary) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to twice the aggregate of the adjusted capital and reserves.

90.3 For the purposes of this Article the expression "the adjusted capital and reserves" means at any relevant time the amount of the issued and paid up share capital of the Company (and so that capital allotted and capital the issue of which has been underwritten shall be treated as issued and any capital already called up or payable at any fixed future date within six months shall be treated as already paid up) plus or minus the aggregate amount standing to the credit or debit of the consolidated reserves (including for the purposes of this definition profit and loss account and any share premium account), plus the amount of minority interests in any subsidiaries, all as included in the latest published audited consolidated balance sheet of the Company plus an amount equal to the goodwill (including intangible assets) which has arisen on acquisitions of interests in companies and businesses made since 1st January 1981 in which the Company or any of its relevant subsidiaries continues to have an interest as at the relevant date of calculation and which has, as at such date, been written off against the consolidated reserves referred to above in accordance with United Kingdom accounting practices, less an amount equal to the amortisation of such goodwill up to the relevant date of calculation, over 20 years on a straight line basis but:

             (i) adjusted so as to exclude an amount equal to the net tangible assets of any subsidiary which is not a relevant subsidiary as included in the consolidated balance sheet of the Company;

            (ii)  adjusted as may be appropriate to take account of

                  (a) any increase in or reduction of the issued and paid up share capital or share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall have been made up;

                  (b) any distributions in cash or specie made (otherwise than to the Company or to a relevant subsidiary) from such reserves since such date and not provided for therein;

                  (c) any relevant subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be or have become relevant subsidiaries, and any companies which will become or will cease to be relevant subsidiaries as a result of the transaction in relation to which the calculation falls to be made;

           (iii) after excluding any sums provided for taxation (including deferred tax);

            (iv) after deducting therefrom (insofar as not otherwise deducted) a sum equivalent to the book value of any goodwill and any other intangible assets in the said consolidated balance sheet;

             (v) after making such other adjustments (if any) as the Auditors may consider appropriate.

90.4 For the purpose of this Article "borrowings" shall include the following:

             (i) the principal amount for the time being outstanding of any debentures within the meaning of section 744 of the Companies Act 1985, issued (whether for cash or otherwise) by the Company or any relevant subsidiary;

            (ii) the principal amount for the time being outstanding in respect of acceptances raised by the Company or any relevant subsidiary under any acceptance credit opened on its behalf (not being acceptances in relation to the purchase of goods in the normal course of trading which have been outstanding for 180 days or less);

           (iii) the nominal amount of any issued share capital and the principal amount of any borrowings the repayment whereof is guaranteed by or is the subject of an indemnity from the Company or any relevant subsidiary;

            (iv) the nominal amount of any issued share capital (not being equity share capital) of a relevant subsidiary not being a guarantor subsidiary, which is not beneficially owned by the Company or by another relevant subsidiary;

together with (in any case) any fixed or minimum premium payable on final redemption or final repayment, but shall not include:

(a) amounts borrowed and otherwise falling to be taken into account pursuant to this Article and intended to be applied within six months of being so borrowed in the repayment of borrowings then outstanding which fall to be taken into account pursuant to this Article pending their application for such purpose or the expiration of such period whichever shall be the earlier;

(b) borrowings from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade, or any institution approved by the Trustees carrying on a similar business, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured;

(c) unsecured borrowings from bankers to the extent that there are amounts standing to the credit of the account(s) of the relevant subsidiary making the borrowing and/or any other relevant subsidiary which, in accordance with the arrangements made between the bankers and the relevant subsidiary making the borrowing or any other relevant subsidiary, are available for set-off by the bankers against the amount of such borrowings;

(d) borrowings by a company, which on becoming a subsidiary after 27 May 1983 is also a relevant subsidiary, which are outstanding at the date when it becomes a subsidiary for a period of twelve months from the date of such event to the extent that a sum equal to the amount of such borrowings exceeds any increase in the relevant limit arising out of the adjustments to be made to the adjusted capital and reserves on account of the transaction whereby such company becomes a relevant subsidiary;

and shall be reduced by the amounts owed, as at the relevant date of calculation, to the Company or any of its relevant subsidiaries provided that the basis of calculation of such amounts owed shall be the same basis as that used for the calculation of the amounts of cash and liquid funds of the Company and its relevant subsidiaries for the purposes of the most recent published audited consolidated accounts of the Company.

90.5 For the purpose of determining whether the limit imposed by this Article has been exceeded, the principal amount of any borrowings expressed in a currency other than sterling shall be translated into sterling on the basis adopted for the translation of borrowings in the latest published audited consolidated accounts of the Company and no account shall be den of subsequent fluctuations in the rates between sterling and the currency or currencies of the borrowing.

90.6 Notwithstanding any provision contained in this Article no account shall be taken of any amount more than once in the determination of the amount of borrowings in relation to the limits set out in this Article. If, in the determination of any such amount, the provisions of this Article may be applied to produce more than one amount, that provision which produces the higher amount shall apply to the exclusion of the other or others.

90.7 For the purpose of this Article the expression "relevant subsidiary" means any subsidiary of the Company for the time being other than Lazard Brothers & Co., Limited (including any successor company resulting from any reconstruction of Lazard Brothers & Co., Limited unless within the period of two years following such reconstruction the Company elects otherwise) and its subsidiaries, "'guarantor subsidiary" means a relevant subsidiary which has for the time being outstanding a guarantee given pursuant to clause 5 of a trust deed dated 7 January 1983 made between the Company, the Original Guarantor Subsidiaries named therein and The Law Debenture Corporation plc. (the "Trust Deed") and "Trustees" means the trustee or trustees for the time being of the Trust Deed.

90.8 No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

                            PROCEEDINGS OF THE BOARD

91.1 The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote.

91.2 A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. It shall not be necessary to give notice of a meeting of the Board to any Director for the time being absent from the United Kingdom.

91.3 Notice of the date, time and place of each meeting of the Board shall, so far as practicable, be given to each Director at least twenty-four hours prior to such meeting and may be given personally, by telephone, telex, post, cablegram, facsimile or by such other means as the Board may approve from time to time. The accidental omission to give notice of any meeting of the Board to any Director entitled to receive the same, or the non-receipt of a notice of any such meeting by such a Director, shall not invalidate the proceedings at the meeting.

92. The quorum necessary for the transaction of the business of the Board shall be fixed by the Board, and unless so fixed at any other number shall be two. For the purpose of determining whether the quorum for the transaction of the business of the Board exists:

(a) in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum;

(b) in the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting shall be counted in the quorum.

93. The Board may elect a Chairman and, if it thinks fit, a Deputy Chairman of its meetings, determine the period for which they respectively are to hold office and may at any time remove the Chairman and/or the Deputy Chairman from their respective office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither is present within five minutes after the time appointed for holding the same, or if the Chairman or Deputy Chairman is unwilling to act, the Directors present may choose one of their number to be Chairman of the meeting.

94. A resolution in writing, signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall, provided they constitute a quorum, be as effective as a resolution passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held and such resolution in writing may consist of several documents in like form each signed by one or more of such Directors. For the purpose of this Article, the signature of an alternate Director shall suffice in lieu of the signature of the Director appointing him.

95. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board or by the Directors generally.

96. The Board may delegate any of its powers (other than the powers to make calls) to committees consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.

97. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by any regulations made by the Board under the last preceding Article.

98. All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director, alternate Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.

                                     MINUTES

99. The Board shall cause minutes to be made in books provided for the purpose:

(a)      of all appointments of officers made by the Board;

(b) of the names of the Directors present at each meeting of the Board and of any committee of the Board;

(c) of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of committees of the Board.

Any such minutes, if purporting to be signed by the Chairman of the meeting to which they relate or of the meeting at which they are read, shall be received as prima facie evidence of the facts therein stated.

                          DISQUALIFICATION OF DIRECTORS

100. The office of a Director shall be vacated in any of the following events, namely:

(a) if (not being a Managing Director holding office as such for a fixed term) he resigns his office by notice in writing under his hand left at the Office or sent to the Office by registered post;

(b) if he becomes bankrupt or makes any arrangement or compounds with his creditors;

(c) if he becomes incapable by reason of mental disorder of discharging his duties as a Director or is, or may be, suffering from mental disorder and either he is admitted to hospital in pursuance of an application for admission for treatment under the provisions of any Act relating to mental health, or an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(d) if he shall have been absent from meetings of the Board for six months without leave, expressed by a resolution of the Board, and his alternate Director (if any) shall not have attended in his place and the Board resolves that his office be vacated;

(e)      if he shall be requested in writing by all his co-Directors to resign;

(f) if he ceases to be a Director by virtue of any provision of the Statutes or he shall be prohibited from being a Director by any order made under any provision of the Statutes.

101.1 No Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, or from being interested whether directly or indirectly in any contract or arrangement entered into by or on behalf of the Company. No such contract or arrangement in which any Director shall be so interested shall be avoided, nor shall any Director so contracting, or being so interested, be liable to account to the Company for any profit realised by him from such contract or arrangement by reason of such Director holding that office or the fiduciary relationship thereby established. A Director so interested in any contract or arrangement shall declare the nature of his interest in accordance with the provisions of the Statutes. For the purpose of paragraph (1) of this Article an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his

101.2 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has (together with any interest of any person connected with him (as defined in section 346 of the Companies Act 1985) an interest which is, to his knowledge, a material interest, otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

101.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries;

(b) the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c) any proposal relating to the Company or any of its subsidiary undertakings where it is offering securities in which offer a Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which a Director is to participate;

(d) any proposal relating to another company in which he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 Companies Act 1985) representing one per cent. or more of either any class of the equity share capital, or the voting rights, in such company;

(e) any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

101.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (3) (d) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

101.5 If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting or, if the Chairman of the meeting is also interested in the contract or arrangement in question, to a person appointed by the other Directors present at that meeting for such purpose who is not so interested, and the ruling of the Chairman or, if appropriate, such other person in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

102.1 A Director may be or become a director or other officer of any company promoted by the Company or in which the Company may be interested as vendor, member or otherwise, and no such Director shall (unless otherwise agreed) be accountable for any benefits received as director or other officer of such company.

102.2 The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

102.3 Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

                       RETIREMENT AND REMOVAL OF DIRECTORS

103. At every annual general meeting there shall retire from office:

(a) any Directors bound to retire under any other provision of these Articles or pursuant to section 293 of the Companies Act 1985; and

(b) one-third of the other Directors (excluding any Director exempt from retirement by rotation under any other provision of these Articles) or, if their number is not a multiple of three, the number nearest to one-third of them.

104. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

105. The Directors to retire by rotation in every year shall be those who have been longest in office since their last election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

106. The Company at the meeting at which a Director retires in manner aforesaid may (subject to Article 80) fill the vacated office by electing a person thereto, and in default the retiring Director shall be deemed to have been re-elected, unless at or prior to such meeting he intimates that he does not wish to be re-elected or it is expressly resolved not to fill such vacated office or a resolution for the re-election of such Director shall have been put to the meeting and lost. In the event of the vacancy not being filled at such meeting it may be filled by the Board as a casual vacancy.

107. The Company may, pursuant and subject to the provisions of section 303 of the Companies Act 1985, by ordinary resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

                    MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

108. The Board may from time to time appoint one or more of its body to the office of Managing Director, or to any other office (except that of Auditor) or employment under the Company, for such period and on such terms as it thinks fit and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation) and may also authorise the continuation by any person appointed to be a Director in any other office or employment held by him before he was so appointed. A Director (other than a Managing Director) holding any such other office or employment is herein referred to as "an Executive Director".

109. A Director appointed to the office of Managing Director shall, while holding that office, (subject to the provisions of any contract between himself and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be a Managing Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).

110. An Executive Director shall, while holding any office or employment under the Company, (subject to the provisions of any contract between him and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be an Executive Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).

111. The emoluments of any Managing Director or Executive Director for his services as such shall be determined by the Board, and may be of any description.

112. The Board may entrust to and confer upon a Managing Director or Executive Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

113. The Board may from time to time appoint any person to be President of the Company and may also from time to time remove him from office and may appoint another person in his place. The appointment to the office of President shall be honorary. The President of the Company shall not be a Director and shall not by reason of his holding the office of President be deemed to be a Director.

114. The President shall be entitled to be repaid all such reasonable travelling (including hotel and incidental) expenses as he may incur in or about the business of the Company.

                               ALTERNATE DIRECTORS

115. Any Director (other than an alternate Director) may without the consent of the Board appoint any other Director and may at any time appoint any person approved by the Board (such approval not to be unreasonably withheld) to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, nor be required to hold any share qualification. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director, and he shall be entitled to be indemnified by the Company to the same extent as if he were a Director. Every person acting as an alternate Director shall be an officer of the Company and he shall not be deemed to be the agent of the Director whom he represents.

116. An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and of any committee of the Board of which the Director appointing him is a member, and to attend and vote and be counted for the purposes of a quorum as a Director at any such meeting at which the Director appointing him is not personally present, and generally perform all the functions of his appointor as a Director in his absence.

117. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director otherwise than by retiring and being re-elected at the same meeting or on the happening of any event which, if he were a Director, would cause him to vacate the office of Director.

118. An alternate Director may by writing under his hand left at the Office resign such appointment.

119. All appointments and removals of alternate Directors shall be effected by writing under the hand of the Director making or revoking such appointment left at the Office or in any other manner approved by the Directors.

120. A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at Board Meetings and at any meeting of a committee of the Board to one vote for every Director whom he represents in addition to his own vote as Director.

                                    SECRETARY

121. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

122. The Board may also appoint one or more persons as Deputy Secretary for such term, at such remuneration and upon such conditions as it may think fit; and any Deputy Secretary so appointed may be removed by the Board. Any Deputy Secretary may, in the absence of the Secretary, do anything which may be required or authorised to be done by or to the Secretary.

123. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary or Deputy Secretary.

                                    THE SEAL

124.1 The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, subject to the provisions of this Article, every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose.

124.2 All forms of certificates for shares, stock or debentures or representing any other form of security (other than letters of allotment or scrip certificates or other like documents) shall be issued under the Seal in manner above provided or under the official seal kept by the Company by virtue of the Statutes; but the Board may by resolution determine either generally or in any particular case that any signatures may be affixed to such certificates by some mechanical means or that such certificates need not be signed by any person.

125. The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

                             ACCOUNTS AND DIVIDENDS

126. The Board shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes.

127. The accounting records shall be kept at the Office or (subject to the provisions of the Statutes) at such other place as the Board thinks fit, and shall at all times be open to inspection by the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by the Company in general meeting.

128. The Board shall from time to time in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes.

129. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Board's and Auditor's reports shall, at last twenty-one days before the meeting, be delivered or sent by post to every member and debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders provided that the requirements of this Article 129 shall be deemed satisfied in relation to any member by sending to each such member, where permitted by the Statutes and instead of the said copies, a summary financial statement derived from the Company's annual accounts and the report of the Directors and prepared in the form and containing the information prescribed by the Statutes and any regulations made thereunder.

                                      AUDIT

130. Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

131. The Auditors' report to the members made pursuant to the statutory provisions as to audit shall be read before the Company in general meeting and shall be open to inspection by any member who shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and Auditors' report in accordance with the Statutes.

                             DIVIDENDS AND RESERVES

132. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. Subject to the next following Article, the Company in general meeting may declare dividends but not in excess of the amount recommended by the Board.

133. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

134.1 All dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or be entitled to dividends declared after a particular date such share shall rank for or be entitled to such dividend accordingly.

134.2 The Directors may at their discretion make provisions to enable such member and/or other person as they shall from time to time determine to receive dividends duly declared and all redemption moneys in respect of redeemable shares in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend or payment of redemption moneys, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend or payment of redemption moneys shall be such market rate selected by the Directors as they shall consider appropriate ruling at any time between the close of business in London on the date which is the business day last preceding the date on which the Directors publicly announce their intention to recommend or pay (as the case may be) that specific dividend or (as the case may be) the Redemption Date in respect of such redeemable shares and the close of business on the date on which that specific dividend or redemption moneys are paid.

135.1 Any general meeting declaring a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Board.

135.2 The Directors may, with the sanction of an ordinary resolution of the Company, offer any holders of the Ordinary Shares (any one or more of which are hereinafter referred to as "holders") the right to elect to receive Ordinary Shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends (or some part to be determined by the Directors) as may be specified by the resolution.

The following provisions shall apply:

(a) the said resolution may specify a particular dividend, or may specify all or any dividends declared or to be declared or paid in respect of a specified period or periods, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution or such later annual general meeting as may be specified by the resolution;

(b) save where the Directors otherwise determine, the basis of allotment of Ordinary Shares shall be that the relevant value for each holder shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such holder would have received by way of the dividend forgone. For the purpose of this clause "relevant value" shall (save where the Directors otherwise determine) be calculated by reference to the average of the middle market quotations for the Company's Ordinary Shares on The International Stock Exchange as derived from the Daily Official List for the day when the Ordinary Shares are first quoted "ex" the relevant dividend and the four immediately following business days;

(c) the Board may notify the holders in writing of any right of election offered to them, and may send to holders at any time forms of election applicable to such right of election and/or to more than one such right of election, such forms specifying the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election, or notices from holders amending or terminating existing elections, must be lodged in order to be effective;

(d) subject to sub-paragraph (f) of this Article, the dividend (or that part of the dividend for which a right of election has been given) shall never become payable in cash on Ordinary Shares to the extent that the election has been duly effected ("elected shares") and additional Ordinary Shares shall instead be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as it sees fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(e) the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares of the same class then in issue save only as regards participation in the dividend in place of which they were allotted;

(f) no fraction of an Ordinary Shares shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders in respect of their fractional entitlements;

(g) the Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any Ordinary Shares in accordance with the provisions of this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person to enter, on behalf of all the holders concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such holders;

(h) the Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of an offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision;

(i) the Board may in its discretion amend, suspend or terminate any offer which is in operation;

(j) the power conferred under this Article and by any authority given by the holders shall not be exercised unless the Company shall then have:

             (i) sufficient unissued Ordinary Shares in the capital of the Company authorised for issue;

            (ii) sufficient reserves or funds that may be capitalised after the basis of allotment is determined;

         in each case to give effect to the terms of any such scheme; and

(k) every duly elected election shall be binding on every successor in title to the elected shares (or any of them) of the holder(s) who has/have effected the same.

136. Subject to the provisions of the Statutes and to Article 133, the
Directors:

(a) may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof; and

(b) may provide, in such manner and on, such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or are determined or to be determined in accordance with a specified procedure or mechanism); and

(c) may also from time to time declare and pay interim dividends on the shares of any class of such amount and on such dates and in respect of such periods as they think fit;

Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

137. The Board may set aside out of profits of the Company available for dividend and carry to reserve or reserves such sums as it may think proper, which shall, at the discretion of the Board be applicable for meeting contingencies, or for the gradual liquidation of any debt or liability of the Company, or in providing for depreciation or contingencies or for writing down the value of the assets or for equalising dividends, or for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company, or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

138. The Board shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued. Subject to the provisions of the Statutes the provisions of these Articles relating to sums carried or standing to reserve shall be applicable to sums carried and standing to share premium account.

139. The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

140. Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or distribution, allotment or issue to the holders of any shares of any class (whether to be paid or made pursuant to a resolution of the Company in general meeting or a resolution of the Directors or otherwise) may be paid or made to the person registered as the holder of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.

141. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

142. No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to or the terms of issue of the share.

143. All dividends unclaimed for six months after having been declared may be invested or otherwise made use of by the Board for the benefit of the

Company until claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

144. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct or may be paid by inter-bank transfer to such account in such place or by such other means as the Directors may determine or think fit. Where such dividend or other moneys are or are to be paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the shares in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the bank on which it is drawn shall be good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the moneys represented thereby. Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may think fit or otherwise determine. If any such cheque or warrant is returned undelivered or is left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder, the Company may cease sending any further cheques or warrants in respect of any dividend to such member until such time, if ever, as such member shall notify the Company of an address to which any cheque or warrant may be sent in future.

145. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable in respect of the share.

                            CAPITALISATION OF PROFITS

146.1 The Company may, upon the recommendation of the Board, resolve that it is desirable to capitalise any of the profits of the Company to which this Article applies and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportions.

146.2 Subject to any direction given by the Company, the Board shall make all appropriations and applications of the profits resolved to be capitalised by any such resolution and such profits shall be applied by the Board on behalf of the members entitled thereto, either:

(a) in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such members respectively; or

(b) in paying up in full unissued shares, debentures or obligations of the Company of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid;

or partly in one way and partly in the other; provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

146.3 The Board shall have power after the passing of any such resolution:

(a) to make such provisions (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit in the case of shares, debentures or obligations becoming distributable in fractions; and

(b) to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:

             (i) for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

            (ii) for the allotment to such members respectively, credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation;

and any agreement made under such authority shall be effective and binding on all such members.

146.4 The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall include:

(a) any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

(b) any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.

                                     NOTICES

147. Any notice or document may be served by the Company on any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register, and notice so given shall be sufficient notice to all the joint holders.

148. Any member described in the Register by an address not within the United Kingdom, who shall from time to time give to the Company an address within the United Kingdom at which notices may be served upon him, shall be entitled to have notices served upon him at such address; but save as aforesaid, no member other than a registered member described in the Register by an address within the United Kingdom shall be entitled to receive any notice from the Company.

149.1 Any notice or other document, if served by post, shall be deemed to have been served on the day following that on which the letter containing the same is posted (by whatever class of post). In proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed, stamped and posted.

149.2 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

150. Any notice or document delivered or sent by post to, or left at the registered address of, any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder, unless his name shall, at the time of the service of the notice or document, have been removed from the Register as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

151.1 If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of such general meeting may be sufficiently given by advertisement in the United Kingdom. In any such case the Company shall send confirmatory copies of the notice by post if at least two clear days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable. Any notice given by advertisement pursuant to this paragraph (1) of Article 151 shall be advertised on the same date in at least one national newspaper and such notice shall be deemed to have been served on the day when the advertisement appears.

151.2 Any notice required to be given by the Company to members (including for this purpose holders of share warrants) and not expressly provided for by these Articles or by the terms of issue of any shares shall be sufficiently given if given by advertisement. Any such notice shall be advertised once in a leading daily newspaper in London and shall be taken as given at noon on the day on which such advertisement appears. The holder of a share warrant shall be entitled in respect thereof to notice only by advertisement as herein provided.

152. Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice other than a notice issued by authority of Article 11 in respect of such share which, previously to his name and address being entered in the Register, shall be duly given to the person from whom he derives his title to such share.

                                   WINDING UP

153. If the Company shall be wound up, the liquidator may, with the sanction of an extraordinary resolution of the contributories, divide amongst the contributories in specie the whole or any part of the assets of the Company and may, for that purpose value any assets and determine how the division shall be carried out as between the contributories or different classes of contributories. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator with the like sanction shall think fit.

154. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or stock or for the debentures, debenture stock or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

                                    INDEMNITY

155.1 The Directors, alternate Directors, Auditors, Secretary, managers and other officers of the Company shall be indemnified out of its assets against all liability incurred by them as such in defending any proceedings, whether civil or criminal, in respect of alleged negligence, default, breach of duty or breach of trust, in which judgement is given in their favour, or in which they are acquitted or in connection with any application under the Statutes in which relief is granted to them by the Court.

155.2 Without prejudice to the provision of Article 155(1), the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or any company in which the Company has an interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any retirement benefits scheme or employee benefits trust in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or retirement benefits scheme or employee benefits trust.

                                    DISCOVERY

156. No member or meeting of members shall be entitled to discovery of or any information respecting any detail of the Company's operations or trading or any matter which may be or is in the nature of a trade secret, or which may relate to the conduct of the business of the Company, which in the opinion of the Board it would not be expedient in the interests of the members to communicate.

                            DESTRUCTION OF DOCUMENTS

157. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document herein before mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

             (i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

            (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

           (iii) references herein to the destruction of any document include references to the disposal thereof in any manner.

                              UNTRACED SHAREHOLDERS

158.1 If in the period of twelve years prior to the date of publication of the advertisements referred to below (or, if published on different dates, the first thereof) at least three dividends have become payable in respect of any class of shares of the Company and all warrants and cheques in respect of the shares in question have remained uncashed during that period, the Company may sell for the best price reasonably obtainable the shares of that member or of a person entitled to such shares by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event in such manner as the Board thinks fit provided that:

(a) the Company shall, as soon as practicable after expiry of the said period of twelve years, have given notice by advertisement in a national daily newspaper and a newspaper circulating in the area of the address at which service of notices upon such member or person entitled to such shares may be effected in accordance with these Articles of its intention to sell such shares;

(b) the Company has not, during the further period of three months after the date of the advertisements (or, if published on different dates the later thereof) and prior to the exercise of the power of sale, received any communication from the member or a person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise; and

(c) if the shares are listed on The Stock Exchange the Company shall have notified the Quotations Department of The Stock Exchange of such intention prior to the publication of such advertisements.

158.2 To give effect to any such sale the Board may authorise some person to execute as transferor an instrument of transfer of the shares to be sold to, or in accordance with the directions of, the purchaser and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares. The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer (notwithstanding that no certificate representing the shares shall be produced), and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

158.3 The net proceeds of sale, after payment of the costs thereof, shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

                        INDEX TO ARTICLES OF ASSOCIATION


                                                                              ARTICLE            PAGE
Accounts, books of                                                                126              34
   Books of, where kept                                                           127              34
   copies of, to be sent to Members                                               129              34
   inspection of                                                                  127              34
   to be submitted in accordance with the Statutes                                128              34
Administrators of deceased Members                                                 39              10
Allotment                                                                           7               3
Alternate Directors                                                        98,115-120        27,32-33
Appointment of Directors                                                        77-79           19-20
Auditors, appointment                                                             130              34
   report                                                                         131              34

Bankruptcy, rights of person entitled in
   consequence of                                                               39,40              10
Borrowing, Board's powers                                                          90              22
   definitions related to                                                        90.3              22
Brokerage on shares                                                                 8               4

Calls on shares, Board may make from time to time                                  14               6
   date of call                                                                    15               6
   differentiation on                                                              19               7
   forfeiture of shares, for non-payment of                                        27               8
   in arrears                                                                      69              18
   interest on unpaid calls                                                        17             6-7
   joint holders jointly and severally liable                                      16               6
   made when resolution passed                                                     15               6
   moneys may be paid up in advance and interest paid
   thereon                                                                         20               7
   notice to be given                                                              14               6
   procedure to recover money due on calls                                         25               8
   sums deemed to be                                                               18               7
Capital of Company                                                                  3               3
Capital of Company, alterations to                                              46-48           13-14
   cancellation of shares                                                       46(c)              13
   conversion of shares into stock and vice versa                                  42              12
   consolidation of shares                                                      46(a)              13
   fractions of shares on consolidation                                         46(a)              13
   increase of                                                                     47              14
   redeemable shares, power to issue                                               49              14
   reduction of by special resolution                                              48              14
   rights may be varied                                                           4-5               3
   sub-division of shares                                                       46(a)              13
Capitalisation of profits                                                         146           40-41
Certificates                                                                    12-13             5-6
   charges for                                                                   12.1               5



   lost or destroyed, new may be issued                                            13               6
   may be delivered to any one of joint holders                                  12.2               6
   one to every Member                                                           12.1               5
   to be sealed, but need not be signed                                         124.2              33
Chairman                                                                        57-64           15-17
   adjourn meetings, right to                                                      59              16
   adjourned meetings, fixing of                                                   57              15
   casting vote at board meetings, no                                            91.1              25
   casting vote at general meetings                                                63              17
   declaration of result of vote on a show of hands                                60              16
   Deputy                                                                          58              15
   director's interest, decision as to                                          101.5              30
   election by board                                                               93              26
   poll, on election of Chairman                                                   62           16-17
   poll, right to demand                                                           60              16
   preside at general meetings, to                                                 58              15
   qualification of vote, decision as to                                           70              18
Closing of books                                                                   37              10
Commission on shares                                                                8               4
Consolidation of shares                                                         46(a)              13
Conversion of shares into stock and vice versa                                     42              12

Debentures, etc may be issued                                                    90.1              22
Default notices                                                                    11             4-5
Definitions                                                                         2             1-2
Directors, acting in a professional capacity                                    102.3              30
   acts valid notwithstanding defect in appointment                                98              27
   alternate                                                                  115-120           32-33
   appointment of                                                            76-77,79           19-20
   appointment of, by separate resolution                                          79           19-20
   Chairman and Deputy Chairman of                                                 93              26
   Chairman entitled to take chair at general meetings                             58              15
   Chairman to have no casting vote                                                91           25-26
   committees, powers may be delegated to                                          96              27
   Company may fill vacancies at general meeting                                   78              19
   continuing Directors may act in case of
   vacancy                                                                         78              19
   contracts, interest in to be disclosed                                       101.1              28
   contracts, not disqualified from entering into with Company                  101.1              28
   contracts, power to vote on                                                  101.2              28
   disqualification of                                                            100           27-28
   election by general meeting                                                    106              31
   Executive                                                                  108-109              31
   expenses                                                                        82              20
   fees                                                                            82              20
   if place not filled up, retiring Directors continue                            106              31
   indemnified against losses, indemnity insurance etc                            155              43
   may appoint attorneys                                                           87           21-22



   may appoint local boards and delegate powers                                    85              21
   may become Director of any subsidiary or other company                       102.1              30
   may provide for local management                                                85              21
   meetings, a Director may at any time convene                                  91.2              26
   meetings, Director may fix a quorum                                             92              26
   meetings, Directors may meet as they think fit                                91.1           25-26
   meetings, notice of                                                           91.3              26
   meetings, proceedings at                                                     91-98           25-27
   meetings, quorum                                                                92              26
   no person other than retiring Director eligible for election
   without notice or Directors' recommendation                                     80              20
   number of                                                                       76              19
   office, when vacated                                                           104              30
   pensions                                                                        86              21
   power to make additional appointments                                           77              19
   powers                                                                       84-89           20-22
   powers, general powers of Company vested in Directors                           84              20
   proceedings                                                                  91-98           25-27
   qualification of                                                                81              20
   removal                                                                    103,107           30,31
   remuneration                                                                    82              20
   remuneration for special services                                               83              20
   report to be submitted in accordance with the Statutes                     128,129              34
   resignation of                                                                 100           27-28
   resolutions of                                                                  94              26
   retiring Directors eligible for re-appointment                                 105              30
   retiring, if places not filled up, to continue                                 106              31
   rotation and retirement of                                                     105              30
   selection of Directors to retire                                               105              30
   special services                                                                83              20
   travelling and other expenses                                                   82              20
   vacancy may be filled at general meeting                                        78              19
   vacancy may be filled by Directors                                              77              19
   voting by, with regard to interest in contracts                              101.2              28
   voting by, with regard to offices under the company or subsidiary              102              30
Discovery                                                                         156           43-44
Dividends, interim, Board may pay                                                 136              38
   joint holders                                                                  145              40
   joint holders, any of them may give receipt                                    146           40-41
   may be paid in specie or satisfied by allotment or ordinary
   shares if authorised by general meeting                                        135           35-38
   may be retained until person entitled becomes a member                         141              10
   may cease to be sent                                                           144           39-40



   method of payment                                                              144           39-40
   no dividends shall bear interest against Company                               142              39
   no larger than board recommends                                                133              35
   on shares in proportion to amount paid up                                      134              35
   production of evidence                                                         141              39
   recommended by Board                                                           132              35
   and reserves                                                                   137              38
   subject to Statutes                                                            133              35
   when may be retained                                                     21,41,139         7,10,39
Documents, discovery                                                              156           43-44
   power of Company to destroy                                                    157              44
   service of                                                                 147-152           41-42
   to be sent to members                                                          129              34

Executive Directors                                                           108-112           31-32
Executors of deceased Members, rights of                                        39,41              10
Extraordinary General Meetings                                                  51,55           14,15

Forfeiture, Board may accept surrender of shares liable to                         30               9
   day and place, etc, to be named in notice                                       26               8
   forfeited shares                                                                28               8
   forfeiture may be cancelled                                                     28               8
   if notice not complied with sharesmay be forfeited                              27               8
   Member liable to pay call notwithstanding                                       29             8-9
   notice, form of                                                                 26               8
   notice requiring payment of money due                                           25               8
   statutory declaration conclusive evidence                                       31               9

General Meetings                                                                50-64           14-17
   adjournment of                                                               57,59           15,16
   Annual                                                                          50              14
   business of Annual                                                              55              15
   Chairman has casting vote                                                       63              17
   Chairman of                                                                     58              15
   Extraordinary, all other than Annual                                            50              14
   Extraordinary, may be convened by board or by requisition                       51              14
   notice of                                                                    52-54           14-15
   proceedings at                                                               55-64           15-17
   quorum                                                                          56              15
   time and place                                                                  53              15
   voting at                                                                    60-63           16-17

Increase of capital                                                                47              14
Indemnity                                                                         155              43
Instalments                                                                        25               8
Interpretation                                                                     45              13



Lien, application of proceeds of sale                                              24               8
   Board may exempt any share from these provisions                                21               7
   Company has first lien on shares not fully paid up, and on
   dividends                                                                       21               7
   Company may sell shares to enforce lien                                         22               7
   effect of sale                                                                  23               7
   name of purchaser shall be entered in Register                                  23               7
Liquidation                                                                   153,154              43
Loan capital                                                                       90           22-25
Local management                                                                   85              21

Managing Director and Executive Directors                                     108-112           31-32
   appointment of                                                                 108              31
   not subject to retirement by rotation                                      109-110              31
   power such as Board thinks fit                                                 112              32
   remuneration to be fixed by Board                                              111              32
Minutes                                                                            99              27

Notices, accidental omission of, not to invalidate
resolution                                                                         54              15
   binding on all persons claiming by transfer or transmission                    152              42
   clear days                                                                       2               2
   deemed receipt                                                               149.2              42
   deemed to be served on day following that on which posted                    149.1              42
   deemed to be served where member deceased or bankrupt                          150              42
   given to first of joint holders                                                147              41
   holders out of United Kingdom may notify an address                            148              41
   how given and when deemed served, etc                                      147-152           41-42
   may be served personally or by post                                            147              41
   may be given by advertisement                                                  151              42
   of general meetings                                                          52-54           14-15

Pensions, establishment by Board                                                 86.1              21
Personal representative, rights of unregistered                                 40,41           10-11
Poll, demand of not to prevent transaction of other business                       64              17
   how to be demanded                                                              60              16
   on adjournment or election of Chairman                                          62           16-17
   result of                                                                       61              16
   to be taken as Chairman directs                                                 62           16-17
Powers of attorney                                                              74,87          18-19,
                                                                                                21-22

Powers of Board                                                                 84-89           20-22
President                                                                     113,114              32




Proceedings, at general meetings                                                55-64           15-17
   of Board                                                                     91-98           25-27
Proxies                                                                        60,63,          16,17,
                                                                                65-75           17-19
Purchase of Company's shares                                                        9               4

Quorum, at Board Meetings                                                          92              26
   at general meetings                                                             56              15
   at meetings of classes of shares                                                 4               3

Redeemable shares                                                                  49              14
Reduction of capital                                                               48              14
Register, keeping of                                                              126              34
   closing of                                                                      37              10
Removal of Directors                                                          103-107           30-31
Reserves                                                                          137              38
   capitalisation of                                                              146           40-41
Rights of Members, variation of                                                   4,5               3
Rotation and retirement of Directors                                          103-107           30-31

Seal, affixing of                                                             124,125              33
   in foreign countries                                                           125              33
Secretary                                                                     121,123              33
   Deputy                                                                         122              33
   if a Director                                                                  123              33
Securities Seal                                                                     2               1
   shares warrants, issued under                                                41(A)           10-12
Services of notices and other documents                                       147-152           41-42
Share certificates                                                              12-13             5-6
Share premium account                                                             138              38
Share warrant                                                                       2               1
   Company's right to issue and rights attached to                              41(A)           10-12
Shares, allotment by Board                                                          7               3
   cancellation of                                                              46(c)              13
   commissions                                                                      8               4
   Company may purchase its own                                                     9               4
   consolidation                                                                46(a)              13
   conversion into stock and vice versa                                            42              12
   different clauses of                                                             4               3
   new issues of, not a variation of rights attaching to existing                   5               3
   shares
   power to deal with fractions on consolidation                                46(a)              13
   redeemable                                                                      49              14
   sub-division of                                                              46(b)              13
   transfer and transmission of                                                 32-41            9-10
   trusts not recognised                                                           10               4
Stock, conversion into shares                                                      42              12
   may be transferred                                                              43              12
Stockholders, same privileges as shareholders                                      44              13



   `Table A' shall not apply                                                        1               1
   Transfer and Transmission                                                    32-41            9-10
   absolute discretion of Board to refuse to register                              34               9
   Board may refuse to register in certain other cases                             35               9
   form of transfer                                                                32               9
   instrument of transfer of shares to be executed by or on behalf
   of transferor and (in the case of partly paid shares) transferee                33               9
   legal personal representatives of deceased, survivors of joint
   holders only persons recognised by Company                                      38              10
   of shares of deceased or bankrupt Member                                        38              10
   registration of transfers may be suspended                                      37              10
   transferor holder until transferee on register                                  33               9
Transfer office                                                                     2               1
   share warrants, deposited at                                                 41(A)           10-12
Transmission of shares                                                          38-41              10
Trusts not to be recognised                                                        10               4

Underwriting commission                                                             8               4
Untraced shareholders                                                             158           44-45

Variation of rights                                                              4, 5               3
Votes of Members                                                                65-75           17-19
   Chairman's casting vote                                                         63              17
   Chairman's declaration as to result of votes is final                           50              14
   evidence of passing resolutions                                                 60              16
   form of proxy                                                                   72              18
   Members under incapacity                                                        68           17-18
   no Member entitled to vote whilst call due, etc.                                69              18
   no right to vote, unless Board otherwise determines                             11             4-5
   objection to qualification                                                      70              18
   one vote for each share, at a poll                                              65              17
   personally or by proxy                                                          65              17
   right to vote on show of hands and on a poll                                65, 71          17, 18
   time and place of lodging proxy                                                 74           18-19
   vote by proxy valid unless notice of revocation received                        75              19
   where joint holders                                                             66              17

Winding up                                                                    153,154              43



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